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                                                                    EXHIBIT 10.1

                                 RYERSON TULL

                         SUPPLEMENTAL RETIREMENT PLAN
                             FOR COVERED EMPLOYEES

                         As Amended September 24, 1997

                                   ARTICLE 1

         1.1  Purpose.

              It is the intention of Ryerson Tull, Inc. (the "Company") to maintain appropriate levels of retirement benefits for individuals who are entitled to benefits under the Ryerson Tull Pension Plan, including any supplements thereto (collectively, the "Pension Plan"). Accordingly, the Company hereby establishes the Ryerson Tull Supplemental Retirement Plan for Covered Employees (the "Plan") to provide benefits to eligible persons in a manner so as to maintain the level of total retirement benefits which, but for the limitations on benefits required by Section 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), would otherwise be payable to such persons under the Pension Plan. The Plan shall maintain such total retirement benefit levels by means of supplemental unfunded payments made by the Employers (as defined in Section 1.3) to the individuals eligible for such payments as more fully described in Articles 3 and 4. The Plan is intended to be an "excess benefit plan" described in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); provided, however, that, to the extent, if any, that the Plan provides benefits which cannot be provided by an excess benefit plan, the Plan shall constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

         1.2  Effective Date.

              The Plan is effective as of April 30, 1996 (the "Effective
Date").

         1.3 Employers. The Company and any of its affiliates which, with the consent of the Company, adopt the Plan are referred to collectively herein as the "Employers" and individually as an "Employer".


         1.4  Source of Benefit Payments;  Funding Not Required.

         The amount of any benefit payable under the Plan to any Participant (as defined in Section 3.1) (or Beneficiary (as defined in Section 3.2)) shall be paid from the general revenues of the Employer that employed such Participant; provided, however, that if a Participant has been employed by more than one Employer, the portion of his Plan benefits payable by any such

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Employer shall be in proportion to the benefit he accrued under the Pension Plan for his period of service with the applicable Employer. An Employer's obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employers; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan. None of the individuals entitled to benefits under the Plan will have any claim on, or any beneficial ownership interest in, any assets of any Employer, and any rights of such individuals under the Plan will constitute unsecured contractual rights only.

         1.5  Definitions.

              Unless the context clearly requires otherwise, any word, term or phrase used in the Plan will have the same meaning as is assigned to it under the terms of the Pension Plan.

                                   ARTICLE 2

         2.1  Retirement Committee.

              The Company hereby delegates authority to administer the Plan to the Pension Plan Retirement Committee (the "Committee") as established under the Pension Plan. Any action by the Committee shall be evidenced by a written document, certified by the Secretary of the Committee. References to the Company's authority, right, or power to act contained in any notice, disclosure, or communication which is made with a view toward effectuating the purposes of the Plan shall be construed to include such actions by the Committee on the Company's behalf and such actions by others to whom the Committee has delegated its authority.

         2.2  Authority of Committee.

              The Committee shall have authority to control and manage the operation and administration of the Plan, including the authority and discretion to construe and interpret the Plan, decide all questions of eligibility for and the amount, manner and time of payment of Supplemental Retirement Benefits (as defined in Section 3.1) hereunder and such other rights and powers necessary or convenient to the carrying out of its functions hereunder. The authority and responsibilities of the Committee shall be coextensive with its authority and responsibilities under the Pension Plan.

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                                   ARTICLE 3

         3.1  Participation.

              Each employee or former employee of an Employer who, on or after the Effective Date, is entitled to an accrued benefit under the Pension Plan the amount of which is limited by reason of the application of the limitations imposed by Code Sections 415 or 401(a)(17), as amended from time to time, and the regulations and rulings thereunder or the terms of the Pension Plan implementing those limitations (the "Code Limitations") shall be a "Participant" in the Plan and shall be entitled to receive the benefits (the "Supplemental Retirement Benefits"), if any, determined in accordance with
Article 4 hereof. Any individual who had an accrued benefit under the Inland Steel Industries Supplemental Retirement Benefit Plan for Covered Employees and the Inland Steel Industries Special Retirement Benefit Plan for Covered Employees Plan (collectively, the "ISI Supplemental Plans") which was assumed by the Company effective as of the Effective Date shall also be a Participant in the Plan, subject to the terms and conditions thereof, regardless of whether such individual would otherwise be a Participant under the foregoing provisions of this Section 3.1.

         3.2  Beneficiary.

              The spouse or other person entitled to a benefit under the Pension Plan upon the death of a Participant hereunder shall, upon the death of the Participant, be a "Beneficiary" under the Plan entitled to receive the Supplemental Retirement Benefit, if any, determined in accordance with Article 4 hereof.

         3.3  Restricted Participation.

              Notwithstanding any other provision of the Plan to the contrary, if the Committee determines that participation by one or more Participants (or payment of benefits to any Beneficiary) shall cause the Plan as applied to any Employer to be subject to Part 2, 3 or 4 of Title I of ERISA, the entire interest of such Participant or Beneficiary under the Plan shall, in the discretion of the Committee, be immediately paid to such Participant or Beneficiary, as applicable, by the applicable Employer, or shall otherwise be segregated from the Plan, and such Participant(s) or Beneficiary(ies) shall cease to have any interest under the Plan.

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                                   ARTICLE 4

         4.1  Amount of Supplemental Retirement Benefit.

              The amount of the Supplemental Retirement Benefit which a Participant or Beneficiary shall be entitled to receive and the Employers shall be obligated to pay under the Plan as of any date shall be equal to the greater of the amount determined under paragraph (a) or (b) below:

              (a) the excess, if any, of the amount described in subparagraph (i) of this Section 4.1 over the amount described in paragraph (ii) of this Section 4.1:

                  (i) The amount of the benefit (expressed in the same
              form and commencing at the same time as that of the benefit that the Participant is actually receiving under the Pension
              Plan) that the Participant would have been entitled to receive as of that date under the Pension Plan, determined without regard to the Code Limitations.

                  (ii) The amount of benefit which the Participant or
              Beneficiary actually receives under the Pension Plan as of that date (determined with regard to the Code Limitations applicable under the Pension Plan).

              OR

              (b) The aggregate amount of the benefit accrued by the Participant or Beneficiary, as applicable, as of the Effective Date under the provisions of the ISI Supplemental Plans.

It is the intent of this Section 4.1 that the Supplemental Retirement Benefit described above shall be determined at all times in a manner consistent with then current Code Limitations. Accordingly, the determinations made pursuant to this Section 4.1 shall be based upon adjustments employed in determining the amount of the benefit described above, and shall be subject to adjustments which reflect the Code Limitations with respect to the computation of benefits under the Pension Plan. No Supplemental Retirement Benefit shall be payable to any Participant or Beneficiary unless, at the time of the Participant's termination of employment with the Employers and their affiliates, the Participant has been credited with at least five Years of Vesting Service under the Pension Plan; provided, however, that, in the event of a Change in Control (as defined in Section 5.3), all benefits accrued under the Plan as of the date such Change in Control shall become fully and irrevocably vested and shall become distributable to Participants (and

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Beneficiaries) at such time and in such manner pursuant to the provisions of the
Plan as in effect on the day immediately preceding the date of such Change in Control.

         4.2  Payment of Supplemental Retirement Benefit.

              (a) Except as otherwise provided herein, the Supplemental Retirement Benefit which a Participant or Beneficiary is eligible to receive shall be paid by the Employers at the same time, in the same form and subject to substantially the same conditions, as is the benefit paid to such Participant or Beneficiary under the Pension Plan.

              (b) To the extent provided by Section 4.4, the Employers may purchase an annuity with respect to any portion of a Participant's or Beneficiary's Supplemental Retirement Benefit in full satisfaction thereof.

              (c) The Employers may, in their sole discretion, distribute the Supplemental Retirement Benefit of any Participant described in
         Section 4.4(a) in a lump sum at the time of the Participant's retirement.

              (d) Notwithstanding any other provision of this Plan, a Participant who, as of the Effective Date, was a Participant in and had an accrued benefit under the ISI Supplemental Plans (or any Beneficiary of such a Participant) shall not be entitled to any portion of his Supplemental Retirement Benefit which is attributable to benefits accrued under the ISI Supplemental Plans unless such Participant (or Beneficiary, if applicable) agrees that his right to benefits supplemental to those of the Pension Plan is limited to his rights under this Plan and that he shall have no claim under or against the ISI Supplemental Plans or against Inland Steel Industries, Inc. or any of its affiliates for any benefits accrued under the ISI Supplemental Plans.

              (e) Notwithstanding any other provision of the Plan to the contrary, if a Participant's or Beneficiary's Supplemental Retirement Benefit is paid in a lump sum, such payment shall be in complete satisfaction of all amounts otherwise payable to such Participant or Beneficiary under the Plan and neither the Participant nor Beneficiary shall have any further rights to benefits under the Plan (other than benefits based on additional accruals of benefits (other than increases described in Section 4.3) under the Pension Plan). Any optional form of benefit payable under the Plan, including a lump sum, shall be the actuarial equivalent of the benefit otherwise payable to the Participant or Beneficiary, determined by applying the

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         appropriate interest rate and other actuarial assumptions then set forth in the Pension Plan.

         4.3  Pension Plan Increase.

              In the event the Pension Plan is amended to increase the benefit payable to participants or beneficiaries then receiving benefits under the Pension Plan, benefits payable under the Plan shall be adjusted or commenced accordingly for Participants or Beneficiaries; provided that no such adjustment shall be made if the Participant or Beneficiary received a single sum distribution under the Plan; and provided, further, that no such adjustment shall be made with respect to any portion of a Participant's or Beneficiary's Supplemental Retirement Benefit for which an annuity has been purchased pursuant to Section 4.4.

         4.4  Purchase of Annuities.

         The Employers shall not be obligated to purchase an annuity for any Participant or for any portion of a Participant's Supplemental Retirement Benefit, notwithstanding the purchase of an annuity with respect to any other Participant or any other portion of the Participant's Supplemental Retirement Benefit. The purchase of annuities under the Plan shall be governed by the following:

              (a) The purchase of annuities under this Section 4.4 shall be limited to Supplemental Retirement Benefits payable to Participants who meet all of the following requirements:

                   (i) completion of at least five years of Vesting Service under the Pension Plan;

                   (ii) annual compensation in excess of $150,000; and

                   (iii) attainment of age 55.

              (b) Any annuity purchased with respect to any Participant's Supplemental Retirement Benefit shall be issued to and distributed to such Participant, who shall be the sole owner of such annuity and shall contain such terms not inconsistent with this Section 4.4 as the Committee shall determine in its sole discretion.

              (c) Annuity payments to a Participant under any annuity purchased pursuant to this Section 4.4 shall commence as of the date on which the Participant attains age 65 or the first day of the month thereafter; provided, however, that any such annuity may provide that, in the event of the Participant's death prior to attainment of age

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         65, benefits payable to any Beneficiary may commence as of any earlier date provided by the terms of the annuity.

                  (d) The monthly benefit amount to be provided by any annuity purchased pursuant to this Section 4.4 shall be such amount as the Committee, in its sole discretion, determines would provide, on an after-tax basis, an amount equal to the amount estimated to be the after-tax benefit to the Participant of monthly benefits payable by the Employers under Section 4.2, commencing at the Participant's age 65. Such determination shall be made by the Committee, in its sole discretion, based upon such rates and factors as the Committee, in its sole discretion, deems appropriate. No change in annuity benefits shall be required by reason of any subsequent change in such rates and factors; provided, however, that in determining the amount of any subsequent annuity purchased under this Section 4.4, the Committee may, in its sole discretion, take into account any change in such rates and factors and the benefits payable under any annuity previously purchased under this Section 4.4. Notwithstanding the foregoing, with the consent of the Participant, the Committee may substitute any form of fixed or variable annuity in lieu of the annuity otherwise provided by this paragraph (d), provided that such substitution does not result in a change in the cost of the annuity or the commencement date of the annuity payments.

                  (e) The Company shall make a tax gross-up payment to any Participant for whom an annuity is purchased under this Section 4.4 in such amount as the Committee shall determine, in its sole discretion, would be necessary to make such Participant whole for federal, state and local income taxes attributable to the receipt of the annuity and the gross-up payment, based upon such tax rates as the Committee shall determine in its sole discretion.

                  (f) To the extent that the Company has purchased an annuity under this Section 4.4 with respect to any portion of a Participant's Supplemental Retirement Benefit, such annuity and the tax gross-up payment under paragraph (e) above shall be in full satisfaction of all obligations of the Employers to the Participant or his Beneficiary attributable to such portion of the Participant's Supplemental Retirement Benefit.

                  (g) A purchase of an annuity under this Section 4.4 shall have no effect on the monthly benefits payable to the Participant under Sections 4.1 and 4.3 prior to the Participant's attainment of age 65. In the event of the Participant's death prior to attainment of age 65, the benefit payable to any Beneficiary of the Participant shall

                                      -7-
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         be determined solely on the basis of the monthly benefits which would otherwise have been payable to the Participant under the Plan prior to attainment of age 65 and taking into account the amount payable to the Beneficiary under the Pension Plan.

              (h) If an annuity has not been purchased in accordance with the foregoing provisions of this Section 4.4 with respect to any portion of the Supplemental Retirement Benefit payable after attainment of age 65 to a Participant who meets all of the requirements of paragraph (a) above then, except for any portion payable in the form of a lump sum in accordance with Section 4.2, upon such Participant's termination of employment with the Employers and their affiliates, the Company may purchase an annuity for such portion in accordance with paragraphs (b) through (g) above.

                                   ARTICLE 5

         5.1  Amendment to Conform with Law.

              The Company may make such changes in, additions to, and substitutions in the provisions of the Plan, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan to any present or future law relating to plans of this or a similar nature, and to the administrative regulations and rulings promulgated thereunder.

         5.2  Other Amendments and Termination.

              The Company may amend or terminate the Plan at any time, without the consent of any Participant or Beneficiary; provided, however, that:

              (a) the provisions of Section 5.3 may not be amended after the date of a Change in Control without the written consent of a majority in both number and interest of the Participants in the Plan, other than those Participants who are both (i) not employed by the Company and its affiliates (collectively "RTI") as of the date of the Change in Control, and (ii) not receiving nor could have commenced receiving benefits under the Pension Plan as of the date of the Change in Control, both immediately prior to the Change in Control and at the date of such amendment; and

              (b) the Plan shall not be amended or terminated so as to reduce or cancel the benefits which have accrued to a Participant or Beneficiary prior to the later of the date of adoption of the amendment or termination or the effective date thereof, and in the event of such amendment or

                                      -8-
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         termination, any such accrued benefit hereunder shall not be reduced or cancelled.

Notwithstanding the provisions of paragraph (b) next above, in the event the Pension Plan is terminated or curtailed with the result that pension payments to retired employees and survivor and contingent annuity payments to beneficiaries are discontinued or reduced the Supplemental Retirement Benefit then being paid or in the future payable pursuant to the Plan shall similarly be discontinued or reduced in the same ratio as payments under the Pension Plan are discontinued or reduced.

         5.3  Manner and Form of Amendment or Termination.

              Any amendment or termination of the Plan by the Company shall be made by action of the Board of Directors of the Company; provided, however, that (i) the Treasurer of the Company, and (ii) the Vice President-Human Resources of the Company (or such other person as designated by the Chairman of the Board of Directors of the Company) are jointly authorized, by written action signed by both individuals, to adopt and place in effect any amendments to the Plan and any related documents as they jointly deem necessary or advisable:

         (a) to maintain the Plan and any related documents in compliance with applicable law;

         (b) to relieve administrative burdens with respect to those documents;

         (c) to conform the Plan to the provisions of any applicable collective bargaining agreement; or

         (d) to provide for other changes in the best interests of Participants and Beneficiaries.

without the necessity for further action by the Board of Directors of the Company or subsequent ratification: provided, however, that any action or amendment that would have the effect of:

              (i)   terminating the Plan;

              (ii) changing the structure of the Committee under which the Plan is administered;

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                  (iii)  authorizing an Affiliate to adopt the Plan;

                  (iv)   materially changing the benefits under the Plan; or

                  (v) materially increasing anticipated costs associated with the Plan by more than $15 million, except for changes to comply with applicable law;

may not be made without approval or ratification by the Board of Directors of the Company.

Notwithstanding the foregoing, either of the Board of Directors of the Company or the Chairman of the Company may from time to time authorize another officer or officers to adopt and place into effect (without the further need for Board authorization) amendments to the Plan and any related documents within the parameters set forth in subparagraphs (a) through (d) above and subject to the limitations in subparagraphs (i) through (v) above. If and to the extent the Board or the Chairman does so authorize other officer(s), that officer or those officers will have the powers described above in this Section 5.3. Certification of any amendment or termination of the Plan shall be furnished to the Committee by the Company.

         5.4  Notice of Amendment or Termination.

              The Committee shall notify Participants or Beneficiaries who are affected by any amendment or termination of the Plan within a reasonable time thereof.

         5.5 Change in Control. For purposes of this Section 5.5, a "Change in Control" shall be deemed to have occurred if:

              (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (i) the Company and its affiliates (collectively referred to herein as "RTI"), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of RTI, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from RTI) representing 40% or more of the combined voting power of the Company's then outstanding securities;

                  (b) during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (a), (c) or (d) of this Section 5.5, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

                  (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of RTI, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         A Change in Control shall also be deemed to occur with respect to any Participant or Beneficiary for purposes of the Plan if there occurs:

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                  (1) a sale or disposition, directly or indirectly, other than to a person described in clause (i), (ii) or (iii) of paragraph (a) next above, of securities of the Participant's employer, any direct or indirect parent company of the Participant's employer or any company that is a subsidiary of the Participant's employer and is also a significant subsidiary (as defined below) of the Company (the Participant's employer and such a parent or subsidiary being a "Related Company"), representing 50% or more of the combined voting power of the securities of such Related Company then outstanding;

                  (2) a merger or consolidation of a Related Company with any other corporation, other than a merger or consolidation which would result in 50% or more of the combined voting power of the surviving company being beneficially owned by a majority owned direct or indirect subsidiary of the Company; or

                  (3) the sale or disposition of all or substantially all the assets of a Related Company to a person other than a majority owned direct or indirect subsidiary of the Company.

         Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a Participant for purposes of the Plan if (I) such transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the Participant's employer or a direct or indirect parent of the Participant's employer, and (II) the Participant's employer or a direct or indirect parent of the Participant's employer agrees to become a successor to the Company under an individual agreement between the Company and the Participant or the Participant is covered by an agreement providing for benefits upon a change in control of his or her employer following an event described clauses (1), (2) or (3) next above. For purposes of the Plan, the term "significant subsidiary" has the meaning given to such term under Rule 405 of the Securities Act of 1933, as amended.

                                   ARTICLE 6

         6.1      No Right to Employment.

                  Neither the creation of the Plan nor anything contained herein shall be construed as giving any Participant hereunder or

                                      -12-
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other employees of the Employers any right to remain in the employ of the
Employers or any affiliate thereof.

         6.2  Successors and Assigns.

              All rights and obligations of this Plan shall inure to, and be binding upon the successors and assigns of the Company.

         6.3  Inalienability.

              Except so far as may be contrary to the laws of any state having jurisdiction in the premises, a Participant or Beneficiary shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payments under the Plan and such payments shall not in any way be subject to any claim against any Participant or Beneficiary.

         6.4  Incompetency.

              If any Participant or Beneficiary is, in the opinion of the Committee, legally incapable of giving a valid receipt and discharge for any payment, the Committee may, at its option, direct that such payment or any part thereof be made to such person or persons who in the opinion of the Committee are caring for and supporting such Participant or Beneficiary, unless it has received due notice of claim from a duly appointed guardian or conservator of the estate of the Participant or Beneficiary. A payment so made will be a complete discharge of the obligations under this Plan to the extent of and as to that payment, and neither the Committee nor the Employers will have any obligation regarding the application of the payment.

         6.5  Controlling Law.

              To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the controlling state law in all matters relating to the Plan.

         6.6  Severability.

              If any provisions of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal and invalid provisions never had been included herein.

         6.7  Limitations on Provisions.

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

              The provisions of the Plan and any Supplemental Retirement Benefits shall be limited as described herein. Any benefit payable under the Pension Plan shall be paid solely in accordance with the terms and provisions of the Pension Plan, as appropriate, and nothing in the Plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Pension Plan.

         6.8  Gender and Number.

              Whenever the context requires or permits, the gender and number of words shall be interchangeable.

                                   ARTICLE 7

         7.1  Application for Benefits and Review Procedures.

              The Claims Procedure set forth in the Pension Plan shall apply to any claim for benefits under the Plan. The "Plan Administrator" for purposes of applying such Claims Procedure to this Plan shall be the Committee.

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